SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): April 3, 1998




                        GATEWAY DATA SCIENCES CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



            ARIZONA                  0-27776                    86-0527788
            -------                  -------                    ----------
        (State or other       (Commission File No.)        (IRS Employer ID No.)
jurisdiction of incorporation)



             4802 E. Ray Road, Suite 23-286, Phoenix, Arizona 85044
             ------------------------------------------------------
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (602) 968-7000

           3410 E. University Drive, Suite 100, Phoenix, Arizona 85034
           -----------------------------------------------------------
                 (Former address, if changed since last report)

                        GATEWAY DATA SCIENCES CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 4   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective April 3, 1998, Gateway Data Sciences Corporation (the "Company") accepted the resignation of Arthur Andersen LLP ("Arthur Andersen") as its certifying accountants. Arthur Andersen's report on the Company's financial statements for the fiscal year ended January 31, 1997, contained a disclaimer of opinion, which included the following language:

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company had negative cash flow from operations of $2,612,680 for the year ended January 31, 1997, is in default of the terms of its line of credit agreement, does not have any readily available financing, is engaged in material litigation with a significant customer, recorded a net loss of approximately $700,000 (unaudited) for the six months ended July 31, 1997, and has not yet generated sufficient revenue from its software products to fund its ongoing operations. Additionally, its IBM reseller agreement expired in July 1997. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

         Because of the possible material effects of the matters discussed in the preceding paragraph, we are unable to express, and do not express, an opinion on the financial statements referred to above.

         During  the  term  of  Arthur  Andersen's  engagement,  there  were  no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report, except for the following:
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
         (a)      Arthur  Andersen  reported to the Company that, in the
                  course of their review of the unaudited financial statements for the six months ended July 31, 1997, they identified irregularities or weaknesses in the Company's system of internal controls in the areas of
                  (i) debt  compliance;  (ii)  compliance  with  payroll
                  withholding  statutes;   (iii)  unauthorized  sale  of
                  assets;  and  (iv)   misapplication  of  certain  cash
                  receipts.

         (b) Arthur Andersen reported to the Company that, in the course of their audit of the Company's financial statements for the fiscal year ended January 31, 1997 and their review of the unaudited financial statements for the six months ended July 31, 1997, they discovered various conditions that they believed constituted material weaknesses in the Company's internal controls. These conditions consisted of (i) weaknesses in forecasting internal cash requirements;
                  (ii) weaknesses in policies and procedures to ensure the accurate timing, classification, and recording of significant transactions; and (iii) weaknesses in maintaining formal documentation regarding acquisitions and dispositions of assets. The Company has previously reported these conditions and various steps the Company was taking to address these conditions in its Annual Report on Form 10-KSB for the year ended January 31, 1997 and Quarterly Reports on Form 10-QSB for the quarters ended April 30, 1997 and July 31, 1997.

ITEM 5.  OTHER EVENTS.

         On February 23, 1998, the Company filed a petition for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the U.S. Bankruptcy Court in the District of Arizona in Phoenix, Arizona

         This action was a result of cash flow problems following the ongoing litigation between the Company and a large customer over payments totaling more than $3.8 million due the Company under a completed contract and the resulting financial damage that has been caused to the Company. The Company intends to continue to serve its customers and hopes to successfully reorganize while continuing to pursue its claim in the litigation.

ITEM 7.  EXHIBITS.

Exhibit No.       Description of Exhibit
-----------       ----------------------

16                Letter Re: Change in Certifying Accountant

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 30, 1998                          GATEWAY DATA SCIENCES CORPORATION



                                        By: /s/ Michael M. Gordon
                                           -------------------------------------
                                             Michael M. Gordon
                                             President
                                       4